SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) –	February 7, 2006

CAPRIUS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11914	22-2457487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One University Plaza, Suite 400, Hackensack, New Jersey 07601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code -	(201) 342-0900

Item 8.01  Other Events

On February 7, 2006, Caprius, Inc. issued a press release announcing that its subsidiary M.C.M. Environmental Technologies, Inc. ("MCM") entered into a five-year exclusive Distribution Agreement with MediVac Limited, an Australian healthcare equipment. Under the terms of the Agreement, MediVac Limited will exclusively distribute MCM’s SteriMed Systems for the on-site disposal of infectious medical waste in the territory of Australia and New Zealand.

A copy of the press release announcing the Distribution Agreement is attached as an exhibit to this Report.

Item 9.01  Financial Statements and Exhibits

(c)  99.1  Press Release, dated February 7, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPRIUS, INC.
By:	/s/ Jonathan Joels
Jonathan Joels, Treasurer and CFO

Dated: February 9, 2006

Exhibit Index

Exhibit Number	Exhibit

99.1	Press Release of Caprius, Inc. dated February 7, 2006